Exhibit 10.2

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 1(a) OF THIS WARRANT.

AMAZE HOLDINGS, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

Warrant No.: 2025C-xxx

Warrant Shares:

Date of Issuance: , 2025 (“Issuance Date”)

Amaze Holdings, Inc. (formerly Fresh Vine Wine, Inc.), a company organized under the laws of the State of Nevada (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [PURCHASER NAME], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon exercise of this warrant to purchase shares of Common Stock (including any warrants to purchase shares of Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the Issuance Date, but not after 11:59 p.m., New York time, on the Expiration Date (as defined below), (subject to adjustment as provided herein) fully paid and non- assessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 18. This Warrant is being issued pursuant to that certain Securities Purchase Agreement, dated as of [DATE], 2025 (the “Subscription Date”), by and among the Company, the Holder and the other Purchaser signatories thereto (collectively, the “Purchaser”), as amended from time to time (the “Purchase Agreement”).

1.                Exercise of Warrant.

(a)                          Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(e)) and subject to Section 4.10(a) of the Purchase Agreement, this Warrant may be exercised by the Holder on any day on or after the Issuance Date (an “Exercise Date”), in whole or in part, by delivery (whether via facsimile or otherwise) of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant. In connection therewith, the Holder shall deliver payment to the Company of an amount equal to the Exercise Price in effect on the date of such exercise multiplied by the number of Warrant Shares as to which this Warrant was so exercised (the “Aggregate Exercise Price”) in cash or via wire transfer of immediately available funds. The Holder shall not be required to deliver the original of this Warrant in order to affect an exercise hereunder. Execution and delivery of an Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original of this Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then-remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received an Exercise Notice, the Company shall transmit by facsimile or electronic mail an acknowledgment of confirmation of receipt of such Exercise Notice, in the form attached hereto as Exhibit B, to the Holder and the Company’s transfer agent (the “Transfer Agent”), which confirmation shall constitute an instruction to the Transfer Agent to process such Exercise Notice in accordance with the terms herein. On or before the second (2nd) Trading Day following the date on which the Company has received such Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, upon the request of the Holder, issue and deliver (via reputable overnight courier) to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled pursuant to such exercise. Upon delivery of an Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares (as the case may be). If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise and upon surrender of this Warrant to the Company by the Holder, then, at the request of the Holder, the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue and deliver to the Holder (or its designee) a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. Notwithstanding the foregoing, the Company’s failure to deliver Warrant Shares to the Holder on or prior to the earlier of ((i) two (2) Trading Days after receipt of the applicable Exercise Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade of such Warrant Shares initiated on the applicable Exercise Date) and (ii) two (2) Trading Days after the Company’s receipt of the Aggregate Exercise Price shall not be deemed to be a breach of this Warrant. From the Issuance Date through and including the Expiration Date, the Company shall maintain a transfer agent that participates in the DTC’s Fast Automated Securities Transfer Program. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to an Exercise Notice by the Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Exercise Notice), $10 per Trading Day for each of the first five (5) Trading Days of such failure (increasing to $20 per Trading Day for each Trading Day after the first five (5) Trading Days of such failure) until such Warrant Shares are delivered or Holder rescinds such exercise. Nothing herein shall limit a Holder’s right to pursue actual damages for the Company’s failure to deliver Warrant Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable Regulations (as defined in the Purchase Agreement).

(b)                          Exercise Price. Subject to the terms and conditions hereof, for purposes of this Warrant, the “Exercise Price” shall be equal to $0.75, subject to adjustment herein (the “Exercise Price”); and in no instance shall the Holder be entitled to exercise this Warrant into such an amount of Common Stock that, together with all shares of Common Stock which have been previously exercised by the Holder, would equal greater than 9.99 % of the total issued and outstanding shares of Common Stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such measuring period. The Exercise Price shall be rounded down to the nearest $0.0001.

(c)                    Cashless Exercise. None.

(d)                          Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the number of Warrant Shares to be issued pursuant to the terms hereof, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 13.

(e)                          Limitations on Exercises.

(i)                            Beneficial Ownership. The Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(g)(i). For purposes of this Section 1(g)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act. For purposes of determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may, if and as applicable, rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC or information provided by the Company, as the case may be, (y) a more recent public announcement by the Company or (z) any other written notice by the Company or the Transfer Agent, if any, setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding of shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(g)(i), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be acquired pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time decrease or subsequently increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. No prior inability to exercise this Warrant pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of exercisability. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(g)(i) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(g)(i) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(ii)                   No Redemption. This Warrant is not redeemable, and the Company shall have no right to redeem all or any portion of this Warrant or the Warrant Shares.

(iii)                 Exchange Cap. The Company shall not issue any shares of Common Stock upon the exercise of this Warrant if the issuance of such shares of Common Stock would exceed the “Exchange Cap” as defined in the Certificate of Designation.

(f)                     [Reserved].

(g)                          Required Reserve Amount. Subject to Section 4.10(a) of the Purchase Agreement, on or after the date on which the Company obtains the Requisite Stockholder Approval (as defined in the Purchase Agreement), so long as this Warrant remains outstanding, the Company shall keep reserved for issuance under this Warrant a number of shares of Common Stock at least equal to one hundred percent (100%) of the maximum number of shares of Common Stock as shall be necessary to satisfy the Company’s obligation to issue shares of Common Stock under the Warrant then outstanding (without regard to any limitations on exercise) (the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 1(g) be reduced other than proportionally in connection with any exercise of the Warrant or such other event covered by Section 2(a) below. The Required Reserve Amount (including, without limitation, each increase in the number of shares so reserved) shall be based on the number of shares of Common Stock issuable upon exercise or conversion of all Securities issued pursuant to the Purchase Agreement, including this Warrant, and held by the Purchaser on the Closing Date (without regard to any limitations on exercise or conversion) or increase in the number of reserved shares, as the case may be. In the event that a holder shall sell or otherwise transfer all or any portion of such holder’s Warrant, such Required Reserve Amount requirement shall continue to apply to the number of shares of Common Stock into which such Warrant held by each transferee is exercisable.

(h)                          Insufficient Authorized Shares. If, notwithstanding Section 1(g), and not in limitation thereof, at any time while the Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for such outstanding Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than one hundred twenty (120) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement in accordance with applicable Federal and state securities laws and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. Subject to Section 4.10(a) of the Purchase Agreement, in the event that the Company is prohibited from issuing shares of Common Stock upon an exercise of this Warrant due to the failure by the Company to have sufficient shares of Common Stock available out of the authorized but unissued shares of Common Stock (such unavailable number of shares of Common Stock, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the cancellation of such portion of this Warrant exercisable into such Authorization Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the shares of Common Stock on any Trading Day during the period commencing on the date the Holder delivers the applicable Exercise Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this Section 1(h); and (ii) to the extent the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, , brokerage commissions and other out-of- pocket expenses, if any, of the Holder incurred in connection therewith. Nothing contained in this Section 1(h) shall limit any obligations of the Company under any provision of the Purchase Agreement. Nothing contained in this Section 1(h) shall limit any obligations of the Company under any provision of the Purchase Agreement.

2.                Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 2.

(a)                    Stock Dividends and Splits. Without limiting any provision of Section 2(b), Section 3 or Section 4, if the Company, at any time on or after the Subscription Date, (i) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of its Capital Stock (as defined in the Purchase Agreement) that is payable in shares of Common Stock, (ii) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (iii) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this paragraph occurs during the period that an Exercise Price is calculated hereunder, then the calculation of such Exercise Price shall be adjusted appropriately to reflect such event.

(b)                    Adjustment to Exercise Price for Diluting Issues.

i.                 Special Definitions. For purposes of this Section 2(b) the following definitions shall apply:

(A)       “Additional Shares of Common Stock” means all shares of Common Stock issued (or, pursuant to Section 2(b)(iii) below, deemed to be issued) by the Corporation after the Original Issue Date (as defined below), other than the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively, “Exempted Securities”):

(1)        as to any class or series preferred stock of the Company, shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such preferred stock;

(2)        shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 2(a), 3 and 4);

(3)        shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by the Company’s board of directors;

(4)        shares of Common Stock or Options issued to employees or directors of, or consultants or advisors to, the Company or any of its subsidiaries pursuant to a plan, agreement or arrangement approved (i) prior to the Original Issue Date or (ii) by the Company’s board of directors;

(5)        shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security;

(6)        shares of Common Stock, Options or Convertible Securities issued to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Company’s board of directors;

(7)        shares of Common Stock, Options or Convertible Securities issued as acquisition consideration pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or business combination or to a joint venture agreement, provided that such issuances are approved by the Company’s board of directors; or

(8)        shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Company’s board of directors.

(B)       “Convertible Securities” means any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(C)       “Option” means any rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(D)       “Original Issue Date” means the date on which the first Warrant is issued

ii.       No Adjustment of Exercise Price. No adjustment in the Exercise Price shall be made as the result of the issuance or deemed issuance of Additional Shares of Common Stock if the Company receives written notice from the holders of a majority in interest of the Warrants then outstanding, agreeing that no such adjustment shall be made as the result of the issuance or deemed issuance of such Additional Shares of Common Stock.

iii.       Deemed Issue of Additional Shares of Common Stock.

(A)       If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(B)       If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Exercise Price pursuant to the terms of Section 2(b)(iv), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (2) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Exercise Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Exercise Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 2(b)(iii) shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (ii) the Exercise Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(C)       If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Exercise Price pursuant to the terms of Section 2(b)(iv) (either because the consideration per share (determined pursuant to Section 2(b)(v)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the applicable Exericse Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (1) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (2) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto determined in the manner provided in Section 2(b)(iii)(A) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(D)       Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Exercise Price pursuant to the terms of Section 2(b)(iv), the Exercise Price shall be readjusted to such Exercise Price as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(E)       If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is potentially subject to adjustment based upon subsequent events, any adjustment to the Exercise Price provided for in this Section 2(b)(iii) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Section 2(b)(iii)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Exercise Price that would result under the terms of this Section 2(b)(iii) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Exercise Price that such issuance or amendment took place at the time such calculation can first be made. In the event an Option or Convertible Security contains alternative exercise terms, such as a cap on the valuation of the Company at which such exercise will be effected, or circumstances where the Option or Convertible Security may be repaid in lieu of conversion, then the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of such Option or Convertible Security shall be deemed not calculable until such time as the applicable exercise terms are determined.

iv.       Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 2(b)(iii)), without consideration or for a consideration per share less than the Exercise Price of the Warrant in effect immediately prior to such issuance or deemed issuance, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1* (A + B) / (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the Exercise Price in effect immediately after such issuance or deemed issuance of Additional Shares of Common Stock.

“CP1” shall mean the Exercise Price in effect immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issuance or deemed issuance of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issuance or deemed issuance or upon conversion or exchange of Convertible Securities (including convertible preferred stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued or deemed issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock issued in such transaction.

v.	Determination of Consideration. For purposes of this Section 2(b), the consideration received by the Company for the issuance or deemed issuance of any Additional Shares of Common Stock shall be computed as follows:

(A)       Cash and Property. Such consideration shall:

(1)       insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(2)       insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(3)       in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

(B)       Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 2(b)(iii), relating to Options and Convertible Securities, shall be determined by dividing:

(1)       The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(2)       the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

vi.       Multiple Closing Dates. In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Exercise Price of the Warrant pursuant to the terms of Section 2(b)(iv), and such issuance dates occur within a period of no more than 180 days from the first such issuance to the final such issuance, then, upon the final such issuance, the Exercise Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(c)                    [Reserved.]

(d)                    [Reserved.]

(e)                    [Reserved.]

(f)                     [Reserved.]

(g)                    Calculations. All calculations under this Section 2 shall be made by rounding to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issuance or sale of shares of Common Stock.

(h)                    Voluntary Adjustment by Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Purchaser, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

3.                Rights Upon Distribution of Assets. In addition to any adjustments pursuant to Section 2 above, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to the extent of any such excess) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4.	Purchase Rights; Fundamental Transactions.

(a)                    Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time while the Warrant is outstanding the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issuance or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times, if ever, as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(b)       Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction other than for all cash unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Holder and approved by the Holder prior to such Fundamental Transaction, including agreements to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, which is exercisable for a corresponding number of Capital Stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the Exercise Price hereunder to such shares of Capital Stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of Capital Stock, such adjustments to the number of Capital Stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on a Trading Market. Upon the consummation of a Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of the applicable Fundamental Transaction, the provisions of this Warrant (and if applicable, the other Transaction Documents) referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents, as applicable, with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the consummation of such Fundamental Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of this Warrant prior to such Fundamental Transaction, such shares of publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. Notwithstanding the foregoing, and without limiting Section 1(g) hereof, the Holder may elect, at its sole option, by delivery of written notice to the Company to waive this Section 4(b) to permit a Fundamental Transaction without the assumption of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the consummation of a Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon an exercise of this Warrant at any time after the consummation of a Fundamental Transaction but prior to the Expiration Date, in lieu of the shares of Common Stock (or other securities, cash, assets or other property (except such items still issuable under Sections 3 and 4(a) above, which shall continue to be receivable thereafter)) issuable upon the exercise of the Warrant prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately prior to such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. For the avoidance of doubt, in the event of the occurrence of a Fundamental Transaction, the Successor Entity, in addition to any of its other obligations set for in this Section 5, shall agree in writing that the Holder is entitled to the anti-dilution rights set forth in this Section 5 for the balance of the time periods set forth in this Warrant.

(c)       [Reserved.]

(d)       Application. The provisions of this Section 4 shall apply similarly and equally to successive Fundamental Transactions and Corporate Events and shall be applied as if this Warrant (and any such subsequent warrants) were fully exercisable and without regard to any limitations on the exercise of this Warrant (provided that the Holder shall continue to be entitled to the benefit of the Maximum Percentage, applied however with respect to shares of the Company’s Capital Stock registered under the 1934 Act and thereafter receivable upon exercise of this Warrant (or any such other warrant)).

5.                Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its articles of incorporation or bylaws, each as amended to date, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issuance or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (a) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (b) will not take any action which will cause the exercise price to fall below par value, and (c) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant. Notwithstanding anything herein to the contrary, if after the sixty (60) calendar day anniversary of the Issuance Date, the Holder is not permitted to exercise this Warrant in full for any reason (other than pursuant to restrictions set forth in Section 1(g) hereof), the Company shall use its best efforts to promptly remedy such failure, including, without limitation, obtaining such consents or approvals as necessary to permit such exercise into shares of Common Stock.

6.                 Warrant Holder Not Deemed a Stockholder. Except as otherwise specifically provided herein, the Holder, solely in its capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in its capacity as the Holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which it is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

7.	Reissuance of Warrants.

(a)                    Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(b)                    Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)                    Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, no warrants for fractional shares of Common Stock shall be given.

(d)                    Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant and (v) such new Warrant shall not be redeemable.

8.                Notices. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 5.4 of the Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant (other than the issuance of shares of Common Stock upon exercise in accordance with the terms hereof), including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon each adjustment of the Exercise Price as provided herein and the number of Warrant Shares, setting forth in reasonable detail, and certifying, the calculation of such adjustment(s), (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder, and (iii) at least fifteen (15) Trading Days prior to the consummation of any Fundamental Transaction. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its Subsidiaries, the Company, if applicable, shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K or take such other action as reasonably determined by the Holder to disseminate such material, non-public information to the marketplace. If the Company or any of its Subsidiaries provides material non-public information to the Holder that is not simultaneously filed in a Current Report on Form 8-K and the Holder has not agreed to receive such material non-public information, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information. It is expressly understood and agreed that the time of execution specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.                Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

10.             Severability. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the Company and the Holder as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of such parties or the practical realization of the benefits that would otherwise be conferred upon such parties. The Company and the Holder will each endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.             Governing Law. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in the Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Clark County, Nevada, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

12.             Construction; Headings. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant. Terms used in this Warrant but defined in the other Transaction Documents shall have the meanings ascribed to such terms on the Closing Date in such other Transaction Documents unless otherwise consented to in writing by the Holder.

13.             Dispute Resolution.

(a)                    Submission to Dispute Resolution.

(i)                      In the case of a dispute relating to the Exercise Price, the Closing Sale Price, or fair market value or the arithmetic calculation of the number of Warrant Shares (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Company or the Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Company, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by the Holder, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to promptly resolve such dispute relating to such Exercise Price, such Closing Sale Price, or such fair market value or such arithmetic calculation of the number of Warrant Shares (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Company or the Holder (as the case may be) of such dispute to the Company or the Holder (as the case may be), then the Holder may, at its sole option, select an independent, reputable investment bank, reasonably acceptable to the Company, to resolve such dispute.

(ii)                   The Holder and the Company shall each deliver to such investment bank (A) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 13 and (B) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which the Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (A) and (B) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either the Holder or the Company fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline). Unless otherwise agreed to in writing by both the Company and the Holder or otherwise requested by such investment bank, neither the Company nor the Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

(iii)                 The Company and the Holder shall cause such investment bank to determine the resolution of such dispute and notify the Company and the Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Company, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

14.             Remedies, Characterization, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Warrant. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, exercises and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Warrant (including, without limitation, compliance with Section 2 hereof). The issuance of shares and certificates for shares as contemplated hereby upon the exercise of this Warrant shall be made without charge to the Holder or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the Holder or its agent on its behalf.

15.             Payment of Collection, Enforcement and Other Costs. If (a) this Warrant is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the holder otherwise takes action to collect amounts due under this Warrant or to enforce the provisions of this Warrant or (b) there occurs any bankruptcy, reorganization, receivership of the company or other proceedings affecting company creditors’ rights and involving a claim under this Warrant, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

16.             Transfer. This Warrant may be offered for sale, sold, transferred or assigned without the consent of the Company subject to compliance with applicable state and federal securities laws.

17.             Registration Rights. The Holder of this Warrant has certain registration rights set forth in the Purchase Agreement to register the resale of the Warrant Shares under the 1933 Act at the time and in the manner specified in the Purchase Agreement.

18.             Certain Definitions. In addition to the terms defined elsewhere in this Warrant or in the Purchase Agreement, for purposes of this Warrant, the following terms shall have the following meanings:

(a)                    “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(b)                    “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

(c)                    “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 2) of shares of Common Stock (other than rights of the type described in Section 3 and 4 hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

(d)                    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(e)                    “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which shares of Common Stock and standard options to purchase shares of Common Stock may be issued to any employee, officer or director for services provided to the Company in their capacity as such; provided, that such issuance shall not exceed in the aggregate fifteen percent 15% of the outstanding shares of Common Stock without the prior approval of the Holder. Provided, however, once the Company becomes a reporting company under the Exchange Act, any such Stock Plan to be deemed an ‘Approved Stock Plan’ must be approved by a majority of the disinterested, nonemployee members of the board of directors.

(f)                     “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s shares of Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage

(g)                    [Reserved.]

(h)                    [Reserved.]

(i)                      “Bloomberg” means Bloomberg, L.P.

(j)                      “Business Day” means any day except any Saturday, any Sunday, any day which a federal legal holiday in the United States or any day is on which the Federal Reserve Bank of New York is not open for business.

(k)                    “Closing Sale Price” means, for any security as of any date, the last closing trade price for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange that is a Trading Market for such security, the last trade price of such security on the principal securities exchange that is a Trading Market where such security is listed or traded as reported by Bloomberg, or if the foregoing does not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no last trade price is reported for such security by Bloomberg, the average of the ask prices of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc.. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

(l)                      “Common Stock” means (i) the Company’s shares of common stock, $0.001 par value per share, and (ii) any Capital Stock into which such shares of common stock shall have been changed or any share capital resulting from a reclassification of such shares of common stock.

(m)                 “Convertible Securities” means any stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any shares of Common Stock.

(n)                    “Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock of the Company.

(o)                    [Reserved.]

(p)                    [Reserved.]

(q)                    [Reserved.]

(r)                     “Expiration Date” means the date that is the fifth (5th) anniversary of the Issuance Date or, if such date falls on a day other than a Trading Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday.

(s)                     “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its shares of Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its shares of Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through , purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock not held by all such Subject Entities as of the date of this Warrant calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(t)                      “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(u)                    “Options” means any rights, warrants or options to subscribe for or purchase of shares of Common Stock or Convertible Securities.

(v)                    “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on a Trading Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(w)                  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or a government or any department or agency thereof.

(x)                    “Principal Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing)..

(y)                    [Reserved.]

(z)                    “SEC” means the United States Securities and Exchange Commission or the successor thereto.

(aa)                “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(bb)               “Successor Entity” means the Person (or, if so elected by the Holder, the Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or the Person (or, if so elected by the Holder, the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(cc)                “Trading Day” means, as applicable, (x) with respect to all price or trading volume determinations relating to the shares of Common Stock, any day on which the shares of Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal Trading Market for the shares of Common Stock, then on the principal securities exchange or securities market that is a Trading Market on which the shares of Common Stock is then traded, provided that “Trading Day” shall not include any day on which the shares of Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the shares of Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time) unless such day is otherwise designated as a Trading Day in writing by the Holder or (y) with respect to all determinations other than price or trading volume determinations relating to the shares of Common Stock, any day on which The New York Stock Exchange (or any successor thereto) is open for trading of securities.

(dd)               “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal Trading Market for such security, then on the principal securities exchange or securities market that is a Trading Market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section 13. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

[signature page follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to purchase shares of Common Stock to be duly executed as of the Issuance Date set out above.

AMAZE HOLDINGS, INC.

By:____________________________________

Name: Michael Pruitt

Title: Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS WARRANT TO PURCHASE SHARES OF COMMON STOCK

AMAZE HOLDINGS, INC.

The undersigned holder hereby elects to exercise the Warrant to purchase shares of Common Stock (the “Warrant”) of Amaze Holdings, Inc. (formerly Fresh Vine Wine, Inc.), a company organized under the laws of the State of Nevada (the “Company”), as specified below. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.                 Form of Exercise Price. The Holder intends that payment of the Aggregate Exercise Price shall be made as:

☐ a “Cash Exercise” with respect to Warrant Shares.

2.                 Payment of Exercise Price. The Holder shall pay the Aggregate Exercise Price in the sum of $______________to the Company in accordance with the terms of the Warrant.

3.                 Delivery of Warrant Shares. The Company shall deliver to Holder, or its designee or agent as specified below, shares of Common Stock in accordance with the terms of the Warrant. Delivery shall be made to Holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:      _______________________________________________________________________

                  _______________________________________________________________________

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:_________________________________________________

DTC Number:___________________________________________________

Account Number:________________________________________________

4.               Maximum Percentage Representation. Notwithstanding anything to the contrary contained herein, this Exercise Notice shall constitute a representation by the Holder of the Warrant submitting this Exercise Notice that after giving effect to the exercise provided for in this Exercise Notice, such Holder (together with its Affiliates) will not have beneficial ownership (together with the beneficial ownership of such Person’s Affiliates) of a number of shares of Common Stock which exceeds the Maximum Percentage of the total outstanding shares of Common Stock of the Company as determined pursuant to the provisions of Section 1(g)(i) of the Warrant.

Date:

Name of Registered Holder

By:_____________________________________

Name:

Title:____________________________________

Tax ID:__________________________________

Facsimile:________________________________

E-mail Address:____________________________

EXHIBIT B

ACKNOWLEDGMENT

The Company (a) hereby acknowledges this Exercise Notice (b) certifies that the above indicated number of shares of Common Stock [are][are not] eligible to be resold by the Holder either (i) pursuant to Rule 144 under the 1933 Act (subject to the Holder’s execution and delivery to the Company of a customary Rule 144 representation letter) or (ii) an effective and available registration statement and (c) hereby directs Securities Transfer Corporation to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated October 4, 2024 from the Company and acknowledged and agreed to by Computershare .

Amaze Holdings, Inc.

By:___________________________________

Name: Michael Pruitt

Title: Chief Executive Officer